Exhibit 10.14

Innovation and Networks Executive Agency
W910 – 01/38
Avenue du Bourget, 1
B-l140 Brussels
Belgium

Paris, on August 21st, 2020

Letter for Pre-Financing First Demand Guarantee N° 02402-1241944HPO

Reference: Grant agreement INEA/CEF/TRAN/M2017/1495399 Action No MEGA-E 2017-EU-TM-0068-W

Article 1 – Declaration on guarantee, amount and purpose

We, the undersigned, SOCIETE GENERALE, which follows the rules on international financial sanctions of UN, EU or one of its state Members and the United States of America and the United Kingdom, public limited company with a capital of 1.066.714.367,50 Euros, registered under number 552 120 222 RCS Paris, with registered office located at 29, boulevard Haussmann 75454 Paris Cedex 09, France, with its International Guarantees Department at GTPS/GPS/OPE/TRA/GAR, Immeuble CRISTALLIA, 189 rue d’Aubervilliers - 75886 Paris Cedex 18, France (Swift: SOGEFRPP) where all requests must be sent (‘the Guarantor’), hereby confirm that we give the INNOVATION AND NETWORKS EXECUTIVE AGENCY (hereinafter referred to as “the Agency”), an unconditional, irrevocable and independent first-demand guarantee consisting in the undertaking to pay to the Agency a sum equivalent, in the maximum, to the amount of:

EUR 3.216.305,00 (Three million two hundred and sixteen thousand three hundred and five Euro)

upon simple demand, for guarantee of the pre-financing(s) stipulated in the grant agreement INEA/CEF/TRAN/M2017/1495399 Action No MEGA-E 2017-EU-TM-0068-W, (‘the grant agreement’) signed between the Agency and ALLEGO B.V., Westervoortsedijk 73, 6827 AV Arnhem, Netherlands, (‘the Coordinator).

Article 2 – Execution of Guarantee

If the Agency gives notice that the Coordinator has for any reason failed to reimburse pre-financings paid by the Agency, we, acting for account of the Coordinator shall pay immediately up to the above amount, in EUR, without exception or objection, into a bank account designated by the Agency, on receipt of the first written request from the Agency. We shall inform the Agency, in writing as soon as the payment has been made.

Article 3 – Obligations of the Guarantor

1.

We waive the right to require exhaustion of remedies against the Coordinator, any right to withhold performance, any right of retention, any right of avoidance, any right to offset, and the right to assert any other claims which the Coordinator may have against the Agency, under the grant agreement or in connection with it or on any other grounds.

Société Générale			1/2
Immeuble Cristallia. GTPS/GPS/OPE/TRA/GAR 189 rue d’Aubervilliers 75886 Paris Cedex 18	Swift SOGEFRPP	Société Anonyme au capital de 1.066.714.367,50 EUR 552 120 222 R.C.S.PARIS

Letter for Pre-Financing First Demand Guarantee N° 02402-1241944HPO

2/2

2.	Our obligations under this guarantee shall not be affected by any arrangements or agreements made by the Agency, with the Coordinator which may concern its obligations under the grant agreement.

3.	We shall inform immediately the Agency, in writing, by registered letter or by courier with written receipt or equivalent, in the event of a change of our legal status, ownership or address.

Article 4 – Date of Entry into force

This guarantee shall come into force upon its signature. If, on the date of its signature, the pre-financing has not been paid to the Coordinator, this guarantee shall enter into force on the date on which the Coordinator receives the pre-financing.

Article 5 – End Date and Conditions of Release

1.	We may be released from this guarantee only with the Agency’s written consent.

2.	This guarantee shall expire on return of this original document by the Agency, to our offices.

3.

This must occur at the latest 30 days after the pre-financing under the grant agreement has been cleared through interim payment[s] or the payment of the balance or, if the pre-financing is not totally cleared, four months after the repayment of the debit note issued by the Agency.

4.	After expiry, this guarantee shall become automatically null and no claim relating thereto shall be receivable for any reason whatsoever.

Article 6 – Applicable Law and Competent Jurisdiction

Any dispute concerning this guarantee shall be governed by and construed in accordance with the law of France and shall fall within the sole competence of the French Courts.

Article 7 - Assignment

The rights arising from this guarantee may not be assigned.

Société Générale
Immeuble Cristallia. GTPS/GPS/OPE/TRA/GAR 189 rue d’Aubervilliers 75886 Paris Cedex 18	Swift SOGEFRPP	Société Anonyme au capital de 1.066.714.367,50 EUR 552 120 222 R.C.S.PARIS